UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005

EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-1396 (Commission File Number)	34-0196300 (I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio (Address of principal executive offices)	44114 (Zip Code)

(216) 523-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
EX-1.1 Distribution Agreement Dated June 13, 2005
EX-4.1 Form of Medium-Term Note (Floating Rate)
EX-4.2 Form of Medium-Term Note (Single Indexed Note)
EX-4.3 Form of Medium-Term Note (Fixed Rate)
EX-4.4 Form of Medium-Term Note (Single Indexed Note)

Item 8.01. Other Events.

     On June 13, 2005, Eaton Corporation (the “Company”) commenced its Medium-Term Note Program, under which it may issue and sell up to $350,000,000 aggregate principal amount (or equivalent amount in one or more foreign currencies) of Medium-Term Notes due nine months or more from the date of issue. The Medium-Term Notes may be issued as fixed rate notes, floating rate notes or a combination of fixed and floating rate notes. The purpose of this Current Report on Form 8-K is to file with the Securities and Exchange Commission the Distribution Agreement entered into in connection with this program and the forms of notes related thereto.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

1.1	Distribution Agreement, dated June 13, 2005, among the Company and the agents named therein.

4.1	Form of Medium-Term Note (Floating Rate)

4.2	Form of Medium-Term Note (Single Indexed Note)(Floating Rate)

4.3	Form of Medium-Term Note (Fixed Rate)

4.4	Form of Medium-Term Note (Single Indexed Note)(Fixed Rate)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation

Date: June 13, 2005	R.H. Fearon
R.H. Fearon
Executive Vice President -
Chief Financial and Planning Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Distribution Agreement, dated June 13, 2005, among the Company and the agents named therein.

4.1	Form of Medium-Term Note (Floating Rate)

4.2	Form of Medium-Term Note (Single Indexed Note)(Floating Rate)

4.3	Form of Medium-Term Note (Fixed Rate)

4.4	Form of Medium-Term Note (Single Indexed Note)(Fixed Rate)